SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                             February 3, 2005

TELTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17893	59-2937938
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 WHITFIELD INDUSTRIAL WAY, SARASOTA, FLORIDA 34243
(Address of principal executive offices) (zip code)
Registrant's telephone number, including area code (941) 753-5000
(Former name or former address, if changed since last report.)

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                On January 31, 2005, the Company was advised by The New York State Department of Education that it was awarded a ten year contract extension, which became effective on December 17, 2004, for the maintenance of their 20-20™ telephone-switch systems throughout New York City's five boroughs. A copy of the Registrant's press release is attached as Exhibit 99 to this Current Report.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)     Exhibits

                          99       Press Release dated February 3, 2005

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on behalf of the undersigned thereunto duly authorized.

TELTRONICS, INC. (Registrant)
/s/ Ewen R. Cameron Ewen R. Cameron President and CEO

Dated: February 3, 2005